EXHIBIT 21

                        SUBSIDIARIES OF UNUM CORPORATION

Listed below are the subsidiaries of UNUM Corporation, as of December 31, 1998, with their respective jurisdiction of incorporation.

UNUM Holding Company (Delaware)

                 First UNUM Life Insurance Company (New York)
                 Claims Service International, Inc. (Delaware)
                 UNUM International Underwriters Inc. (Delaware)

UNUM Life Insurance Company of America (Maine)

Colonial Companies, Inc. (Delaware)

                 Colonial Life & Accident Insurance Company (South Carolina) BenefitAmerica, Inc. (South Carolina)

Options and Choices, Inc. (Wyoming)

UNUM European Holding Company Limited (United Kingdom)

                 UNUM Management Company Limited (United Kingdom)
                 UNUM Limited (United Kingdom)
                 Claims Services International Limited (United Kingdom)

Duncanson & Holt, Inc. (New York)

                 Duncanson & Holt Services, Inc. (Maine)
                 Duncanson & Holt Administrative Services, Inc. (Delaware) Duncanson & Holt Canada Ltd. (Canada)
                 Duncanson & Holt Asia PTE Ltd. (Singapore)
                 Duncanson & Holt Europe Ltd. (United Kingdom)

                     Duncanson & Holt Underwriters Ltd. (United Kingdom) Duncanson & Holt Agencies Ltd. (United Kingdom)
                     Duncanson & Holt Syndicate Management Ltd. (United Kingdom) Trafalgar Underwriting Agencies Ltd. (United Kingdom)

UNUM Japan Accident Insurance Company Limited (Japan)

UNUM International Ltd. (Bermuda)

Boston Compania Argentina de Seguros (Argentina)